LEGGETT & PLATT, INCORPORATED AND SUBSIDIARIES     Exhibit 11
               COMPUTATIONS OF EARNINGS PER SHARE


(Amounts in millions, except
   per share data)
                                                							Three Months Ended
                                                							     March 31,
                                                							------------------
                                                 						 1996        1995
                   			                                	------	     ------
EARNINGS PER SHARE

Weighted average number of
common shares outstanding        		                   	 83.9        83.2

Dilution from outstanding stock
options-computed using the
"treasury stock" method                              		  1.3         1.2
                                                 						------	     ------
Weighted average number of
common shares outstanding as
adjusted                                           				 85.2        84.4
                                                							======      ======

Net Earnings     				                                 $ 36.4      $ 32.9
                                						                	====== 	    ======

Earnings Per Share        			                         $  .43      $  .39
                                  					              		======	     ======
